EXHIBIT 99.1

                            NOT FOR PUBLICATION

                      UNITED STATES COURT OF APPEALS

                           FOR THE NINTH CIRCUIT


                              )
TRW, INC.,                    )    No. 95-16387
                              )
     Plaintiff-counter-       )    D.C. No. CV-94-00350-PGR
     defendant-Appellant,     )
                              )
TRANSAMERICA BUSINESS CREDIT  )
CORPORATION,                  )
                              )
     Intervenor-Plaintiff,    )
                              )
     v.                       )
                              )
TALLEY INDUSTRIES, INC.;      )
TALLEY DEFENSE SYSTEMS, INC.; )
TALLEY AUTOMOTIVE PRODUCTS,   )
INC.; TALLEY MANUFACTURING    )
AND TECHNOLOGY, INC.; TALLEY  )
TECHNOLOGY, INC.; UNIVERSAL   )
PROPULSION COMPANY, INC.,     )
                              )
     Defendants-counter-      )
     claimants-Appellees,     )
                              )
AMERICAN NATIONAL BANK AND    )
TRUST COMPANY OF CHICAGO;     )
BANK ONE COLUMBUS,            )
                              )
     Defendant-Intervenors-   )
     Appellees.               )
                              )

                              )
TRW, INC.,                    )    No. 95-16667
                              )
     Plaintiff-counter-       )    D.C. No. CV-94-00350-PGR
     defendant-Appellant/     )
     Cross-Appellee,          )
                              )    MEMORANDUM*
TRANSAMERICA BUSINESS CREDIT  )
CORPORATION,                  )
                              )
     Plaintiff-Intervenor.    )
                              )
     v.                       )
                              )
TALLEY INDUSTRIES, INC.;      )
TALLEY DEFENSE SYSTEMS, INC.; )
TALLEY AUTOMOTIVE PRODUCTS,   )
INC.; TALLEY MANUFACTURING    )
AND TECHNOLOGY, INC.; TALLEY  )
TECHNOLOGY, INC.; UNIVERSAL   )
PROPULSION COMPANY, INC.,     )
                              )
     Defendants-counter-      )
     claimants-Appellees/     )
     Cross-Appellants,        )
                              )
AMERICAN NATIONAL BANK AND    )
TRUST COMPANY OF CHICAGO;     )
BANK ONE COLUMBUS,            )
                              )
     Defendant-Intervenors.   )
                              )
                              )

               Appeal from the United States District Court
                        for the District of Arizona
               Paul G. Rosenblatt, District Judge, Presiding

                  Argued and Submitted February 14, 1996
                         San Francisco, California

Before:  REINHARDT, THOMPSON, and O'SCANNLAIN, Circuit Judges.


     TRW, INC. (TRW) appeals the district court's grant of judgment as a matter of law in favor of Talley Industries, Inc.
and several Talley subsidiaries (collectively, Talley) in TRW's

* This disposition is not appropriate for publication and may not be cited to or by the courts of this circuit except as provided by Ninth Circuit Rule 36-3.

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breach of contract action.  TRW also appeals various evidentiary and legal rulings by the district court arising out of the litigation. We have jurisdiction pursuant to 28 U.S.C. Section 1291, and we affirm.
     In April 1989, Talley sold its automotive air bag business and licensed its air bag technology to TRW for approximately $98 million. Under the implementing agreements (1989 Agreements), Talley was also to receive continuing quarterly royalties from TRW based on TRW's worldwide sale of air bags and the total sales of air bags by all other manufacturers in North America. At the time of closing, TRW anticipated paying Talley between $40-60 million in royalties.
     The 1989 Agreements included a noncompetition clause in which Talley promised not to "direct or indirectly . . .
participate in, manage, operate, control, or otherwise render services to" a TRW competitor. The 1989 Agreements also specified that Arizona law would govern any contractual disputes that might arise.
     By 1994, the air bag industry had witnessed incredible growth. TRW had paid more than $18 million in royalties to Talley, and estimated that it might have to pay close to $200 million more over the life of the 1989 Agreements.
     In February 1994, two months before the expiration of the noncompetition covenant, TRW sent Talley a notice of termination, tendered a $26.5 million option payment required under the 1989 Agreements, and filed suit in district court. TRW alleged Talley violated the noncompetition clause by selling air bag propellant

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- --the substance which causes air bags to inflate--and rendering services to TRW's competitors. TRW sought declaratory relief that its termination was proper and no future royalties need be paid. TRW also sought compensatory damages for Talley's breaches. Talley counterclaimed for anticipatory repudiation and sought damages in the form of accelerated royalty payments due under the 1989 Agreements.
     After an eight-week trial, the district court granted judgment as a matter of law in favor of Talley on TRW's claim for breach of the noncompetition covenant. Applying Arizona law, the district court held that Talley's sale of air bag propellant was not prohibited by the covenant not to compete, nor were Talley's other actions sufficiently material, injurious breaches of the covenant. Talley's counterclaims went to the jury, which returned a verdict in Talley's favor for $138 million.
     We review de novo the district court's judgment as a matter of law under Rule 50 of the Federal Rules of Civil Procedure. Berry v. Bunnell, 39 F.3d 1056, 1057 (9th Cir. 1994). A judgment as a matter of law is appropriate when the evidence, viewed in the light most favorable to the nonmoving party, permits only one reasonable conclusion. Id.
     The district court was correct in holding that Talley's sale of air bag propellant to TRW competitors was not a violation of the noncompetition covenant. Although TRW contents the 1989 Agreements required Talley to cease all activities in the air bag industry, TRW's own conduct belies this. See United California Bank v. Prudential Ins. Co. of America, 681 P.2d 390, 417 (Ariz. App. 1984) (contract's meaning as evidenced by parties' conduct

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will be enforced).  In 1991, TRW and one of its subsidiaries entered into two agreements (1991 Agreements) with a Talley subsidiary under which the Talley subsidiary was to develop and produce air bag propellant. Clearly, TRW did not believe Talley was out of the air bag business entirely, at least with respect to air bag propellant.
     The noncompetition covenant prohibited Talley from rendering services, not from selling goods such as propellant. The words of the covenant reflect this: Talley is not allowed to "participate in, manage, operate, control or otherwise render services." Each of these words represents service-type work. Nowhere is sale of goods mentioned or referred to. Yet, elsewhere in the same 1989 Agreements, the distinction between "goods" and "services" is carefully drawn.
     The circumstances surrounding the 1991 Agreements for propellant also show that the parties did not understand the 1989 Agreements to prohibit Talley from selling air bag propellant. During negotiations with TRW, Talley repeatedly informed TRW that Talley was producing and selling propellant to TRW competitors. TRW did not object. Furthermore, the 1991 Agreements explicitly state that Talley can sell air bag propellant to third parties. Such facts confirm that the parties understood the 1989 Agreements to allow Talley to produce and sell air bag propellant. No reasonable person could conclude otherwise. See Berry, 39 F.3d at 1057.
     From the evidence presented at trial, the only possible breach of the noncompetition covenant by Talley was a safety consultation given by a Talley employee to a TRW competitor.

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But this conduct was not a material breach of the covenant
entitling TRW to terminate the 1989 Agreements and cancel royalty payments.
     Arizona law is not clear on whether a breach of a noncompetition covenant must be material. We hold, however, that based on the available precedents and principles of law, Arizona would require a breach of a noncompetition covenant to be material in these circumstances.
     Covenants against competition are disfavored in the law.
Amex Distributing Co. Inc. v. Mascari, 724 P.2d 596, 600 (Ariz. App. 1986). The courts are more lenient to restrictive covenants given in connection with the sale of a business than to those between an employee and his employer. Id. In either case, Arizona requires the court to determine as a matter of law whether the particular covenant is reasonable. Gann v. Morris, 596 P.2d 43, 44 (Ariz. App. 1979). A noncompetition covenant will be held to be unreasonable and unenforceable if it is broader than necessary to protect the legitimate interests of the covenantee. Id. at 45; Amex Distributing Co., Inc., 724 P.2d at 601; see also, Restatement (Second) of Contracts Section 188 (1)(a)
(1981).
     If the covenant not to compete between Talley and TRW were read to allow termination in the event of a nonmaterial, trifling breach, the covenant would be far broader than necessary to protect TRW's legitimate interests. The facts of Talley's breach make clear why this is so.
     The Talley employee's safety consultation exemplifies a nonmaterial breach. In accordance with standard industry

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practice, the Talley employee attended a post-accident
presentation by a TRW competitor to assess the causes of an equipment fire suffered by the competitor. The Talley employee prepared a short written report agreeing with the TRW competitor's accident assessment.
     The evidence at trial showed that the Talley employee added nothing new to the competitor's knowledge and understanding of the accident. In addition, TRW offered no evidence of any injury to it as a result of the safety consultation. TRW did not show how the competitor used the safety evaluation to compete with Talley, nor if the equipment was ever even repaired. In short, TRW failed to offer a scintilla of evidence suggesting the Talley employee contributed to competition against TRW.
     Any covenant so broad as to be breached by such immaterial conduct is unreasonable as a matter of law. TRW has no legitimate interest in preventing such trifling departures from the requirements of the covenant. See Amex Distributing Co., Inc.,724 P.2d at 603 (noncompetition covenant overbroad because covenantee had no legitimate interest in denying covenantor right to compete with customer covenantee had not serviced for three years).
     Even if Talley breached the covenant, TRW has no available remedies. Where a covenantor breaches a restrictive covenant by assisting third parties compete with the covenantee, Arizona law apparently requires the covenantee to show actual injury from the breach. Diagnostic Laboratory, Inc. v. PBL Consultants, 666 p.2d 515, 519 (Ariz. App. 1983) (breach determined by "weighing the effect of such assistance on the business of the

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covenantee").  Arizona also limits damages available for a breach of a noncompetition covenant to the covenantee's lost profits. Gann, 596 P.2d at 45. TRW has failed to show any injury or lost profits from Talley's breach.
     Nor does Talley's trifling breach entitle TRW to terminate the contract and cause Talley to forfeit the future royalties due under the agreements. Aztec Film Productions, Inc. v. Quinn, 569 P.2d 1366 (Ariz. App. 1977), is on point. In Aztec Film Productions, Inc., Quinn covenanted not to compete with Aztec as part of a sale of a partnership. Id. at 1367. The purchase price was to be paid over the course of ten years. In the event of breach, the contract required Quinn to forfeit the remainder of the purchase price. When Quinn breached the covenant, Aztec withheld the remaining $40,000 of the purchase price as forfeited under the contract's liquidated damages provision. Id. at 1368.
     The Arizona Court of Appeals held that Aztec could not require the $40,000 purchase price to be forfeited. Id. The court affirmed the trial court's judgment that because Quinn had only profited less than $2,000 by his breach, forfeiture of $40,000 was grossly disproportionate to Aztec's damages from the breach. Because the contract allowed forfeiture no matter how significant the breach, the court held the provision was in fact a "penalty" for breach, and not a legitimate pre-estimate of damages likely to be suffered by the covenantee as required for a valid liquidated damages provision. Id. Consequently, the forfeiture was inappropriate and Aztec could only recover "the actual damages proved to have resulted from the breach." Id.

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

     TRW similarly attempts to require forfeiture of an amount grossly disproportionate to its lost profits. Although TRW can point to no tangible lost profits from Talley's breach, TRW seeks to deny Talley well over $100 million in royalties. Even if the agreements allow termination and forfeiture in the event of a nonmaterial breach, they would constitute unenforceable "penalties" because the royalties are forfeited irrespective of the damage sustained by TRW. Like Aztec, TRW is limited to recovering actual damages, which TRW has not shown it has suffered.
     With regard to TRW's appeal of the district court's rulings on the admissibility of certain evidence, waiver of the attorney-client privilege, election of remedies, breach of the implied covenant of good faith, and payment of royalties pending resolution of the appeal, we affirm essentially for the reasons stated by the district court. Because we rule in Talley's favor on TRW's appeal, we decline to rule on Talley's contingent cross-appeal.
     The decision of the district court is AFFIRMED.









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
REINHARDT, Circuit Judge, dissenting:
TRW v. Talley, No. 95-16387
     I dissent.
     Notwithstanding the contrary conclusions of the district court and the assurances of the majority, a reasonable jury, viewing the evidence in the light most favorable to TRW, could have ruled in favor of TRW. Section 7.2 of the Asset Purchase Agreement (APA), in a portion of the non-competition provision not cited by the majority, prohibited Talley from "transacting business" with a TRW competitor if the business to be transacted was in the field of occupant restraints. Thus, the majority's theory that the non-competition clause covers only services and not the production and sale of "goods" is incorrect. Moreover, the majority's theory is inconsistent with the fundamental realities of the underlying business transaction between TRW and Talley. TRW acquired Talley, which was in the business of manufacturing and selling occupant restraints. TRW took over that business but did so only on condition that Talley would not compete in that field. That Talley recognized this rather elementary fact is clear from Talley's summary of the transaction provided to the Board of Directors and its description of the transaction to the Securities and Exchange Commission. In those documents, Talley stated that it "agree[d] not to compete in the occupant restraint business" and, more specifically, that it "agreed . . . not to compete with TRW in the business of manufacturing and selling occupant restraints for use in transportation applications." No one disputes that propellant is

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one of the principal components, or at least an essential
ingredient, of the finished product: occupant restraints.
     This was not a case to be decided by the court as a matter of law. A reasonable jury could well have found that Talley's business transactions with Morton were impermissible under the APA, notwithstanding the subsequent 1991 Agreements relied on so heavily by the majority. Talley argued that the subsequent agreements either expressly authorized it to sell propellant to Morton or reflected the understanding that such business activities were permitted under the APA. TRW argued that the 1991 Agreements, consistent with the APA, merely permitted Talley to sell propellant to third parties not in the automobile occupant restraint business. Both parties introduced evidence relevant to this question. The witnesses were not always in agreement. For example, the evidence presented at trial appears to have been in direct conflict as to whether Talley informed TRW that it had sold propellant to Morton prior to the 1991 Agreements and that it would continue to do so. Nor is the language of the agreements clear. The 1991 Agreements may have permitted Talley to make sales to third parties, but it did not, contrary to the majority's implication, explicitly authorize sales to third parties who are competitors, and thus override the specific prohibition contained in the APA. There was more than one reasonable conclusion that could be reached from reviewing the agreements and from the evidence introduced by the parties. Accordingly, the dispute should have been resolved by the jury.


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     Because the alleged breach of the APA was material, I need not reach any of the other issues considered by the majority. I conclude that the district court erred in entering judgment against TRW.
























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